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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2006 relating to the financial statements of 51job, Inc., which appears in 51job, Inc.'s Annual Report on Form 20-F for the year ended December 31, 2005.


/s/ PricewaterhouseCoopers Zhong Tian CPAs Ltd. Co.
PricewaterhouseCoopers Zhong Tian CPAs Ltd. Co.
Shanghai, People's Republic of China
December 22, 2006